UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director: On January 28, 2019, the Board of Directors of FedEx Corporation (“FedEx” or the “Company”) elected David J. Bronczek, President and Chief Operating Officer of the Company, as a director, effective immediately. The Board does not expect to appoint Mr. Bronczek as a member of any of its committees. A copy of FedEx’s press release announcing Mr. Bronczek’s election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Bronczek was elected for a term expiring at the annual meeting of stockholders in September 2019, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Bronczek, the size of the Board of Directors is now 13 members.

Certain transactions since the beginning of FedEx’s last fiscal year in which FedEx was a participant and in which Mr. Bronczek and certain members of his immediate family have an interest that are required to be reported under Item 404(a) of Regulation S-K are described under “Related Person Transactions” in FedEx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 13, 2018.

The selection of Mr. Bronczek was not pursuant to any arrangement or understanding between him and any other person. Mr. Bronczek will receive no additional compensation for serving as a director.

Exclusion of Certain Items for AIC and LTI Plans: On January 28, 2019, the Company’s Board, upon the recommendation of its Compensation Committee, approved the exclusion of certain additional items from fiscal 2019 earnings for purposes of FedEx’s fiscal 2019 annual incentive compensation plan (the “2019 AIC Plan”) and FedEx’s FY2017–FY2019, FY2018–FY2020 and FY2019–FY2021 long-term incentive plans (collectively, the “Active LTI Plans”). The Board approved the following additional exclusions from the 2019 AIC Plan and Active LTI Plans, as applicable: (i) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents; (ii) costs incurred in connection with the Company’s previously announced U.S.-based voluntary employee buyout program; (iii) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) that have been fully resolved; and (iv) the revision of the provisional benefit associated with the remeasurement of the Company’s net U.S. deferred tax liability following the passage of the Tax Cuts and Jobs Act. As previously disclosed, the Board has also approved the exclusion of the mark-to-market retirement plans accounting adjustments and TNT Express integration and restructuring costs from fiscal 2019 earnings for purposes of the 2019 AIC Plan and the Active LTI Plans, as applicable. By excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2019.

Modification to AIC Plan Target Objective: As adopted, the adjusted consolidated operating income target objective under the 2019 AIC Plan was lower than the fiscal 2019 business plan objective for adjusted consolidated operating income (excluding, in each case, fiscal 2019 TNT Express integration and restructuring costs). On January 28, 2019, the Board, upon the recommendation of the Compensation Committee, approved a modification to the target objective under the 2019 AIC Plan so that the target objective is the same as the corresponding business plan objective for adjusted consolidated operating income. This action recalibrates the performance required for target 2019 AIC Plan funding as one of the cost-reduction initiatives implemented by the Company in response to challenging business conditions.

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

On January 28, 2019, the independent members of the FedEx Board of Directors approved amendments to the Company’s Corporate Governance Guidelines to apply the mandatory retirement age of 75 only to non-management directors, effective immediately.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 28, 2019	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated January 28, 2019.

E-1